WELLS-GARDNER
                     Electronics Corporation
                    2701 North Kildare Avenue
                     Chicago, Illinois 60639

                                      March 21, 1997


To Our Shareholders:

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the General Offices of the Company, 2701 North Kildare Avenue, Chicago, Illinois, April 22, 1997, at 2:00 P.M. Central Daylight Savings Time. All holders of common shares of the Company as of the close of business on March 14, 1997, are entitled to vote at the Annual Meeting.

Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions. We plan to adjourn the meeting at approximately 3:00 P.M., but members of senior management will remain to answer any additional questions you may have.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                  Sincerely,

                                  ANTHONY SPIER
                                  Anthony Spier
                                  Chairman of the Board, President
                                  and Chief Executive Officer

              WELLS-GARDNER ELECTRONICS CORPORATION
    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 22, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, April 22, 1997, at 2:00 P.M., Central Daylight Savings Time, at the general offices of the Company, 2701 North Kildare Avenue, Chicago, Illinois, for the following purposes:

1.    To elect nine directors;

2. To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick LLP, as independent public accountants of the Company for the current fiscal year;

3. To act upon any other business which may properly be brought before the meeting.

The close of business on March 14, 1997, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.
                                  By Order of the Board of Directors,

                                  GENE AHNER
                                  Secretary

March 21, 1997

                 WELLS-GARDNER ELECTRONICS CORPORATION
                          PROXY STATEMENT FOR
                     ANNUAL MEETING OF SHAREHOLDERS
                        TUESDAY, APRIL 22, 1997

This Proxy Statement is being sent on or about March 21, 1997, to all holders of common shares, $1.00 par value (``Common Stock''), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 2701 North Kildare Avenue, Chicago, IL 60639 (the ``Company''), entitled to vote at the Annual Meeting of Shareholders on April 22, 1997 (the `` Meeting''), in order to furnish information relating to the business to be transacted.

VOTING PROCEDURES
Shareholders of record at the close of business on March 14, 1997, are entitled to vote at the Meeting. As of that date, there were 4,070,026 shares of Common Stock outstanding. Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy. You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein. The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees. In addition, where specific instructions are not indicated, the proxy will be voted FOR the approval to ratify the appointment of KPMG Peat Marwick LLP, as independent public accountants of the Company for the current fiscal year.

Assuming the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, thereby constituting a quorum, the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the approval to ratify the appointment of KPMG Peat Marwick LLP, as independent public accountants of the Company for the current fiscal year. Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present. Shares represented by proxies which are marked ``abstain'' or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker ``non-votes'' will be treated as not represented at the Meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Meeting. A broker ``non-vote'' occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

A copy of the 1996 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for 1996, was mailed to the shareholders on or about March 21, 1997.

                         ELECTION OF DIRECTORS

The bylaws of the Company provide that the number of directors of the Company shall be from five to nine, as fixed from time to time by the
Board of Directors.   The size  of the Board  is currently set at  nine
members.  Shareholders are entitled to cumulative voting in the election
of directors.  See  ``Voting Procedures'' herein.   Directors will hold
office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death or resignation. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

INFORMATION CONCERNING NOMINEES

ANTHONY SPIER                                 Director since April, 1990
Anthony Spier, age 53, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994. Prior thereto, he was Vice President of AM International, and President of the International Division of AM International. He is chairman of the Executive Committee and a member of the Acquisition Committee.

JOHN R. BLOUIN                                Director since April, 1989
John R. Blouin, age 50, has been President of James Industries, Inc. since 1982. James Industries, a sales representative organization serving the electronics and computer industries, has served the Company as a sales representative since 1979. See ``Compensation Committee Interlocks and Insider Participation'' for additional disclosure regarding James Industries, Inc. Prior to joining James Industries in 1980, Mr. Blouin served in a variety of sales management and marketing positions with General Electric Corporation. In May of 1988 he received the American Amusement Machine Association Joseph Robbins Coin-Op Recognition Award. Mr. Blouin also serves as a director of American Manufacturing and Technologies Inc. He is chairman of the Acquisition Committee.

WILLIAM L. DE NICOLO                          Director since April, 1995
William L. DeNicolo, age 51, is the founder and, since its formation in 1986, Chairman, of Telular Corporation (NASDAQ: WRLS), a corporation specializing in the design, development, manufacture and marketing of patented cellular telecommunication technology and products. Mr. DeNicolo served as President and Chief Executive Officer of Telular Corporation from 1986 to 1993 and from November, 1995 to April, 1996. He is a member of the Audit Committee.

ALLAN GARDNER                                 Director since April, 1963
Allan Gardner, age 75, retired from the Company in 1988. Before retiring, Mr. Gardner had served the Company in various positions, including President and Chief Operating Officer. Mr. Gardner had been employed by the Company since 1948. He is a member of the Acquisition Committee.

H. WAYNE HARRIS                               Director since April, 1995
H. Wayne Harris, age 62, is the President of Wayne Harris Company, a Dallas-based appliance wholesaler, a position he has held since 1988. Prior thereto, Mr. Harris was Corporate Vice President of Roper
Corporation, a manufacturer of home appliances and outdoor power equipment, from 1981 to 1988. He is a member of the Compensation Committee.

IRA J. KAUFMAN                             Director since February, 1997
Ira J. Kaufman, age 68, is Senior Managing Director of Mesirow Financial since 1995. Prior thereto, Mr. Kaufman was Chairman of the Board and Chief Executive Officer of Rodman & Renshaw Inc. Mr. Kaufman was also Chairman of the Board and Chief Executive Officer of Exchange National Bank of Chicago. He is member of the New York Stock Exchange, American Stock Exchange, Chicago Board of Trade, Chicago Board Options Exchange and National Association of Securities Dealers. Mr. Kaufman also serves as a director of Anicom, Inc. and First Eagle National Bank.

JAMES J. ROBERTS, JR.                         Director since April, 1982
James J. Roberts, Jr., age 52, has been Chairman of the Board and Chief Executive Officer of James Industries, Inc. since its incorporation in 1977. James Industries, a sales representative organization serving the electronics and computer industries, has served the Company as a sales representative since 1979. See ``Compensation Committee Interlocks and Insider Participation'' for additional disclosure regarding James Industries, Inc. He is chairman of the Compensation Committee and a member of the Executive Committee.

RANDALL S. WELLS                              Director since April, 1996
Randall S. Wells, age 45, has been Executive Vice President and General Manager of the Company since 1987. Mr. Wells has been employed by the Company since 1971 in various positions.

ERNEST R. WISH                               Director since August, 1995
Ernest R. Wish, age 65, is Chairman of the Board of WRM, Inc. a residential real estate management firm. Mr. Wish also held the position as the Director of Revenue from 1995 to 1996, and was City Clerk from 1993 to 1995, for the City of Chicago. Prior thereto, Mr. Wish was Managing Partner of the Chicago and Midwest Regional offices of Coopers & Lybrand LLP, a public accounting firm. He is Chairman of the Audit Committee and a member of the Compensation and Acquisition Committees.

The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under ``Voting Procedures '' herein, unless specified otherwise.

VOTING RIGHTS AGREEMENT
The Company, Anthony Spier, John R. Blouin, Allan Gardner, James J. Roberts, Jr., Randall S. Wells and James Industries, Inc. are parties to a voting rights agreement (the ``Voting Rights Agreement '') dated February 29, 1996, governing the voting of Common Stock for directors of the Company. The Voting Rights Agreement supersedes a prior voting rights agreement entered into in April, 1994. Pursuant to the Voting Rights Agreement, the parties have agreed to vote their shares of Common Stock at each election of directors for such slate of nominees as the
Executive Committee of the Board designates, provided that such slate shall always include Anthony Spier, John R. Blouin, Allan Gardner, James
J. Roberts, Jr., Randall S. Wells and or any of them as are willing and able to serve as directors (collectively, the ``Designated Directors''). In any election of directors of the Company in which the number of nominees exceeds the number of directors to be elected, the agreement provides that the parties will vote in a manner to assure the election of the greatest number of Designated Directors or their successors. The Voting Rights Agreement terminates on the earlier of the termination of the Sales Representative Agreement between the Company, James Industries, Inc. and James J. Roberts, Jr. (see ``Compensation Committee Interlocks and Insider Participation'' herein) and December 31, 2000.

BOARD COMPENSATION
Employee directors do not receive additional compensation for serving on the Board of Directors. At the 1996 Annual Meeting, shareholders approved the Nonemployee Director Stock Plan. The Nonemployee Director Stock Plan provides for awards to each nonemployee director of 800 shares of Common Stock each year, an attendance fee of 200 shares of Common Stock for each Board and committee meeting attended, and a cash payment in an amount sufficient to offset tax liability incurred in connection with such stock awards and expenses of attendance, as well as stock options for a number of shares of Common Stock equal to one percent of the number of shares of Common Stock outstanding on the date of grant divided by the number of eligible directors, to be granted to nonemployee directors in office upon final adjournment of an annual meeting of shareholders. The Company also pays the premiums for directors' and officers' liability insurance policies. The Board of Directors met six times in 1996 and the non-employee directors were paid for the six meetings. All directors attended at least 97 percent of the aggregate number of Board meetings and of meetings of committees on which they served in 1996.

COMMITTEES OF THE BOARD
The Board of Directors has a standing Audit Committee, Executive Committee, Compensation Committee and Acquisition Committee. Although the Board has no nominating committee, the Executive Committee deals with matters relating to nominations to the Board.

AUDIT COMMITTEE
The Audit Committee consists of Ernest R. Wish and William L. DeNicolo. The Audit Committee met four times during 1996. It also meets separately with representatives of the Company's independent auditors and with representatives of senior management. The Audit Committee reviews and makes recommendations to the Board regarding a number of operating matters including: (i) the general scope of audit coverage;
(ii) the fees charged by the independent auditors; and (iii) matters relating to the Company's internal control systems.

EXECUTIVE COMMITTEE
The Executive Committee consists of Anthony Spier and James J. Roberts, Jr. The Executive Committee, which met two times during 1996, has the authority to take all actions that could be taken by the Board of Directors, except as provided by statute. It may meet between regularly scheduled Board meetings to take such action as is necessary for the efficient operation of the Company.

The Executive Committee's duties relating to nominations to the Board include proposing a slate of directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership, and seeks individuals who will make a substantial contribution to the Company. It will consider candidates proposed by shareholders. Generally, candidates must be highly qualified and affirmatively desirous of serving on the Board. They should represent the interests of all shareholders and not those of a special interest group. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

COMPENSATION COMMITTEE
The Compensation Committee consists of James J. Roberts, Jr., H. Wayne Harris and Ernest R. Wish. The Compensation Committee met two times during 1996. The Compensation Committee administers the Company's Amended and Restated Incentive Stock Plan. See ``Report of the Compensation Committee'' herein. The Compensation Committee also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other executive officers. See "Report of Board of Directors on Compensation'' herein.

ACQUISITION COMMITTEE
The Acquisition Committee consists of John R. Blouin, Anthony Spier, Allan Gardner and Ernest R. Wish. The Acquisition Committee met two times during 1996. The Acquisition Committee identifies and makes recommendations to the Board regarding possible acquisitions and other investment opportunities of the Company.

                    SECURITIES BENEFICIALLY OWNED BY
                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Set forth in the following table are the beneficial holdings on February 28, 1997, of each person known by the Company to own beneficially more than five percent of its outstanding common stock, directors and nominees, the Chief Executive Officer, the Executive Vice President and General Manager and all executive officers and directors as a group.

                                        Number of
                                        Shares
                                        Beneficially
                                        Owned (a)(b)(c)            % of Class


Voting Rights Agreement...........        860,951(g)                  21.1%

James J. Roberts, Jr..............        555,726(d)                  13.7%
  Individual and as Trustee of
  the James J. Roberts Trust
  dated January 23, 1991
  1619 Colonial Parkway
  Inverness, Illinois 60067

Dimensional Fund Advisors, Inc....        207,700(e)                   5.1%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401

Anthony Spier.....................        129,150                      3.2%

Allan Gardner.....................        116,485(f)                   2.9%

Randall S. Wells..................         46,900                      1.2%

Ernest R. Wish....................         16,890                        *

John R. Blouin....................         12,690                        *

William L. DeNicolo...............          8,690                        *

Ira J. Kaufman....................          5,000                        *

H. Wayne Harris...................          4,890                        *

Officers & Directors as a
  group (15 persons)..............       1,061,675                    26.1%

* Represent holdings of less than one percent.

(a) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Spier, 33,350 shares; Mr. Wells, 23,900 shares; and all executive officers and directors as a group, 120,076 shares.

(b) Excludes shares owned in joint tenancy as follows: Mr. Spier, 14,708 shares; Mr. Wells, 21,132 shares; Mr. Blouin, 3,000; Mr. Gardner, 5,750 shares; and executive officers and directors as a group, 44,590 shares. In each case, beneficial ownership of such shares is disclaimed.

(c) The amounts shown include performance-based restricted stock awards that could vest in accordance with their terms as follows:
     Mr. Spier, 39,000 shares; Mr. Wells, 9,000 shares; and all executive officers and directors as a group, 45,000 shares. These performance-based restricted stock awards were amended in February 1996. See "Report of the Compensation Committee" for a description of the amendment.

(d) According to Schedule 13D filed with the Securities and Exchange Commission by Mr. Roberts and other information furnished by him, Mr. Roberts has sole voting power over all shares beneficially owned by him. According to such information, all of these shares are owned by Mr. Roberts as trustee of a trust of which he is sole beneficiary.

(e) According to Schedule 13G filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 207,700 shares of Wells-Gardner Electronics stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(f) Of these shares, 111,795 shares are held by the Allan Gardner Revocable Living Trust dated January 9, 1990, of which Mr. Gardner is the trustee.

(g) According to the Voting Rights Agreement dated February 29, 1996, Mr. Spier, Mr. Blouin, Mr. Gardner, Mr. Roberts and Mr. Wells have agreed to vote 860,951 shares as a block on certain matters. See ``Voting Rights Agreement'' for additional disclosure.

              REPORT OF BOARD OF DIRECTORS ON COMPENSATION

This report of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES
The Board of Directors' policy with respect to compensation of the Company's executive officers includes the following objectives:

     * Maintain a level of compensation that will attract and retain highly qualified individuals.

     * Match the compensation goals of the executive officers with the short-term and long-term operational goals of the Company.

     *    Align  the   interests   of   the   executive   officers   and
          shareholders.

     *    Reward  significant   performance  by   individual   executive
          officers, which performance contributes to the success of the Company.

To achieve these objectives, the overall compensation of the Company's executive officers was comprised in 1996 of salaries and stock options granted under the Company's Amended and Restated Incentive Stock Plan (``ISP''). The Board of Directors determines the annual salary of each executive officer, based upon recommendations of the Executive Committee. The ISP is administered by the Compensation Committee. See ``Report of the Compensation Committee'' herein.

Certain executive officers are parties to employment contracts which specify minimum salaries. Any compensation exceeding such minimum levels is set relative to executive compensation at comparable companies in the electronics industries and companies of comparable size.

CHIEF EXECUTIVE OFFICER COMPENSATION
Mr. Spier is employed under a contract originally entered into in connection with his joining the Company and being elected as Chairman of the Board, President and Chief Executive Officer of the Company in April 1994 (the ``1994 Contract''). In February 1996, Mr. Spier's contract was amended (the ``Amended Contract''). The Amended Contract, which expires December 31, 2000, but can be extended for additional one-year terms thereafter, provides for minimum annual compensation of $200,000 until December 31, 1996, and $225,000 thereafter. Mr. Spier may terminate the Amended Contract in the event of a ``change in control'' of the Company. If, upon a ``change of control'' of the Company, Mr. Spier terminates the Amended Contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the Company or the Company's successor, the Amended Contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement and twice his total compensation from the Company for the twelve calendar months preceding termination. In addition, in case of a ``change of control'', the Amended Contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to section 4999 of the Internal Revenue
Code) incurred. In addition, Mr. Spier is to be reimbursed for legal fees and expenses incurred by Mr. Spier as a result of such termination.
 Mr. Spier also  received stock options  in 1996.   See ``Report of the
Compensation Committee'' and ``Summary Compensation Table'' herein.

                            BOARD OF DIRECTORS
                 Anthony Spier            Ira J. Kaufman
                 John R. Blouin           James J. Roberts, Jr.
                 William L. De Nicolo     Randall S. Wells
                 Allan Gardner            Ernest R. Wish
                 H. Wayne Harris

               REPORT OF THE COMPENSATION COMMITTEE

The Company believes that significant stock ownership by executive officers is a major incentive in building shareholder value and aligning the interests of executives and shareholders. Under the Company's ISP, which is administered by the Compensation Committee, nonqualified stock options, incentive stock options, stock appreciation rights and stock awards may be granted to officers and other key employees of the Company.

In accordance with the Company's policy of aligning the interests of its executive officers with those of its shareholders, grants of performance-based restricted stock awards were made to all executive officers in 1994. In February 1996, the Compensation Committee amended the performance-based restricted stock awards by changing the performance-goal years and the vesting dates from 1995, 1996 and 1997 to 1996, 1997 and 1998, respectively. Vesting of the amended restricted stock awards is dependent upon the Company achieving certain profit goals during the years 1996, 1997 and 1998 and shares will now vest in each of 1996, 1997 and 1998, respectively, if the Company's earnings from continuing operations before interest and tax (EBIT) for that fiscal year equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period. Any awards that have not vested as specified above will be forfeited. The performance goal set for these awards was not reached for 1996. In addition in 1996, 105,000 stock options were granted to eight executive officers.

CHIEF EXECUTIVE OFFICER AWARDS
In 1994, in connection with Mr. Spier joining the Company and being elected Chairman of the Board, President and Chief Executive Officer, and as a part of his overall compensation, Mr. Spier received a performance-based restricted stock award of 30,000 shares and received an additional restricted stock award of 9,000 shares in connection with the grant of performance-based restricted stock awards to all executive officers described in the preceding paragraph (the terms of which are set forth in footnote (d) to the " Summary Compensation Table" herein). In February 1996, the Compensation Committee amended the restricted stock awards. In 1996, Mr. Spier was also granted an option to purchase 30,000 shares of Common Stock at an exercise price of $3.125, the fair market value on the date of the grant. See "Option Grants in 1996"
for further information with respect to the specific terms of such grant. The Compensation Committee believes the stock awards make a significant portion of Mr. Spier's overall compensation dependent on Company performance and the option grant helps to align Mr. Spier's long term compensation directly with shareholder value since the potential value of the grant is tied directly to increases in the fair market value of the Company's Common Stock during the term of the option.

                     COMPENSATION COMMITTEE
                      James J. Roberts, Jr.
                         H. Wayne Harris
                         Ernest R. Wish

                   SUMMARY COMPENSATION TABLE

Set forth on the following table are, for the years indicated, each component of compensation paid to the Chief Executive Officer and the Vice President and General Manager of Business Services.

                              Annual Compensation        Long-Term Compensation
                                                               Securities
Name and                        Other Annual  Restricted Underlying  All Other
Principal        Fiscal Salary Compensation Stock Awards Options  Compensation
Position          Year  (b)($)     (c)($)      (d)($)         (#)      (e)($)
Anthony Spier    1996    190,550   13,800         ---        30,000     6,766
Chairman of the  1995    148,125   16,435         ---        26,700     6,460
Board, President 1994(a)  67,375   11,535     112,500        20,000     1,344
and Chief Executive
Officer



Mark Komorowski 1996     100,462    5,508         ---        10,000     2,751
Vice President &1995      79,469      ---         ---        13,300     2,527
General Manager 1994      49,979      ---      31,500           ---     1,512
of Business Services

(a)  Mr. Spier  joined the Company as  Chairman of the Board,  President and Chief Executive Officer in April 1994. Mr. Komorowski was promoted to Vice President and General Manager of Business Services in April 1996.

(b)  Includes  all  pre-tax  employee   contributions  to  the  Employee
     Retirement 401(k) Plan.

(c) Includes Mr. Spier's benefits associated with the personal use of a Company automobile for 1996, 1995 and 1994 of $13,800, $16,435 and $3,928, respectively and company-paid taxes in 1994 of $7,607. Includes Mr. Komorowski's benefits associated with the personal use of a Company automobile for 1996 of $5,508.

(d) In 1994, Mr. Spier received performance-based restricted stock awards aggregating 39,000 shares, which awards were amended in February 1996, and, as amended, are subject to vesting or forfeiture as follows: 12,000, 13,000 and 14,000 of Mr. Spier's shares will vest in each of 1996, 1997 and 1998, respectively, if the Company's earnings from continuing operations before interest and tax (EBIT) for that year equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period. The performance goal set for these awards was not reached for 1996. Any awards that have not vested as specified above will be forfeited. These restricted shares will be forfeited in case of the termination of Mr. Spier's employment with the Company, except if Mr. Spier is terminated by the Company without cause. Any dividends declared on the Common Stock will be paid on the restricted shares. As of December 31, 1996, Mr. Spier owned a total of 39,000 shares of restricted stock with a fair market value of $170,625.

     In 1994, Mr. Komorowski received performance-based restricted stock awards aggregating 9,000 shares, which awards were amended in
     February 1996, and, as amended, are subject to vesting or forfeiture as follows: 2,000, 3,000 and 4,000 of Mr. Komorowski's shares will vest in each of 1996, 1997 and 1998, respectively, if the Company's earnings from continuing operations before interest and tax (EBIT) for that year equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period. The performance goal set for these awards was not reached for 1996. Any awards that have not vested as specified above will be forfeited.

(e) Includes premiums paid on life insurance for the benefit of Mr. Spier for 1996, 1995 and 1994 of $2,016, $2,016 and $1,344,
     respectively and, for the Company's contributions to the Employee Retirement 401(k) Plan in 1996 and 1995 of $4,750 and $4,444,
     respectively. Includes premiums paid on life insurance for the benefit of Mr. Komorowski for 1996 and 1995 of $115, and $86, respectively and, for the Company's contributions to the Employee Retirement 401(k) Plan in 1996, 1995 and 1994 of $2,636, $2,441 and
     $1,512, respectively.

                         OPTION GRANTS IN 1996

Set forth is certain information concerning grants of options to the Chief Executive Officer and the Vice President and General Manager of
Business Services during 1996:

                     Individual Grants                      Potential Realized
                                                              Value at Assumed
           Number of   Percentage of                           Annual Rates of
           Securities  Total Options                               Stock Price
           Underlying  Granted to                               Appreciation for
            Options    Employee in  Exercise of                 Option Term
            Granted       1996      Base Price   Expiration    5%        10%
Name          (#)         (%)        ($/share)      Date       ($)       ($)
Anthony
Spier        30,000        11.40         3.125    3/1/2006      51,687  127,308

Mark
Komorowski   10,000         3.80         3.125    3/1/2006      17,229   42,436

(a) The options become exercisable in 25% installments in August 1996, February 1997, February 1998 and February 1999.

                AGGREGATED OPTION EXERCISES IN 1996 AND
                   OPTION VALUES AT DECEMBER 31, 1996

Set forth on the following table is information relating to the number of shares of Common Stock subject to options held at December 31, 1996, by the Chief Executive Officer and the Vice President and General
Manager of Business Services. Unexercised options for 80,000 shares of Common Stock were in-the-money at December 31, 1996.

                                    Number of Securities   Value of Unexercised
                                   Underlying Unexercised  In-the-Money Options
                                     Option at Fiscal           at Fiscal
          Acquired on    Value          Year-End (#)         Year-End (a)($)
Name      Exercise (#)  Realized($) Exercis- Unexercis-  Exercis-  Unexercis-
                                    able     able        able      able
Anthony
Spier       16,675       55,856     19,175    40,850     23,347     52,944

Mark
Komorowski   3,325        9,144     10,650    10,825     13,931     14,778


(a)   Based on a per share value, at December 31, 1996, of $4.375.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Anthony Spier and James J. Roberts, Jr. serve on the Executive Committee, which deals with certain matters related to compensation of executive officers. Mr. Spier does not participate in any decisions relating to his compensation. The Compensation Committee, which administers the Company's ISP, consists of James J. Roberts, Jr., H. Wayne Harris and Ernest R. Wish. Mr. Roberts is Chairman of the Board and Chief Executive Officer of James Industries, Inc. James Industries, Inc., a sales representative organization, acts as a sales representative for, and as a distributor of, the Company's products. James Industries, Inc. has been an independent sales representative for the Company since 1979 and is compensated therefor on a commission basis pursuant to a Sales Representation Agreement dated February 29, 1996 (the "1996 Representation Agreement"). Commissions paid pursuant to the 1991 Representation Agreement to James Industries, Inc. in 1996, totaled approximately $1,175,000. The agreement expires December 31, 2000, but can be extended for additional one-year terms thereafter. James Industries, Inc. also acts as a distributor, purchasing the Company's products for sale to third parties. For 1996, the Company's sales to James Industries, Inc. totaled approximately $543,000. In addition, James Industries, Inc. is also an independent sales representative for certain of the Company's suppliers. In 1996, the Company purchased approximately $2,935,000 of products from third party vendors represented by James Industries, Inc. on a commission basis.

                  COMMON STOCK PRICE PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Electronics-Instrumentation Index during the years 1992 through 1996, assuming the investment of $100 on December 31, 1991, and the reinvestment of dividends.

                        Base
                       Period     Indexed Returns Years Ending
Company / Index         Dec.     Dec.     Dec.      Dec.      Dec.     Dec.
                         91       92       93        94        95       96
Wells-Gardner          100.00   331.25   200.00    134.35    159.35   218.75
Electronics
Electronics            100.00   130.29   165.57    184.44    248.40   268.69
(Instrument)
S&P Midcap 400 Index   100.00   111.91   127.53    122.96    161.00   191.91

               PROPOSAL FOR RATIFICATION OF APPOINTMENT
                   OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of  Directors of the  Company has appointed  the firm of  KPMG
Peat Marwick LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1997. Although shareholder ratification is not required, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. KPMG Peat Marwick LLP has served as independent public accountants of the Company with respect to the Company's financial statements for fiscal years 1994, 1995 and 1996, and is considered by the Board of Directors of the Company to be well qualified. If the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors may reconsider the appointment. During fiscal 1996, KPMG Peat Marwick LLP provided the Company with audit and tax services totaling approximately $71,000.

A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and may have the opportunity to make a statement. The representative will also be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied by its directors and officers and ten percent holders. In making these statements, the Company has relied on the representations of its directors and officers and its ten percent holders and copies of the reports that they have filed with the Securities and Exchange Commission.

                     PROPOSALS OF SECURITY HOLDERS

Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders must be received at the Company's executive offices, 2701 North Kildare Avenue, Chicago, Illinois 60639, by no later than November 20, 1997, in order to be considered for inclusion in the Company's proxy statement materials relating to such meeting.

                            OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement. In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.



                                                       Chicago, Illinois
                                                       March 21, 1997

                 Wells-Gardner Electronics Corporation
                       2701 North Kildare Avenue
                        Chicago, Illinois  60639

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Spier, James J. Roberts, Jr. and Allan Gardner, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all common shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 14, 1997, at the annual meeting of shareholders to be held on April 22, 1997, and any adjournment thereof. A majority of the Proxies present at the meeting, and if only one is present, then that one, may exercise the power of all the Proxies hereunder.

 1.ELECTION OF DIRECTORS
    FOR all nominees listed below             WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below)  for all nominees listed below
Anthony Spier,   John R. Blouin,   William L. DeNicolo,  Allan Gardner,
H. Wayne Harris, Ira J. Kaufman,   James J. Roberts, Jr.,
Randall S. Wells,   Ernest R. Wish

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees. (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space below).
________________________________________________________________________



2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick LLP, as independent public accountants of the Company for the
current fiscal year.   FOR     AGAINST     ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED_____________________________________________________, 1997

SIGNATURE _____________________________________________________

SIGNATURE IF HELD JOINTLY ____________________________________

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.